UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 8, 2009  (June 5, 2009)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50590	11-3516358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Medical Center Drive
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.  Other Events.

The registered direct offering of common stock and warrants by Rexahn Pharmaceuticals, Inc. (the "Company") described in Item 1.01 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2009, closed on June 5, 2009 as contemplated by the Securities Purchase Agreement described therein.

On June 5, Rexahn received gross proceeds of $3 million cash, for the sale of 2,857,143 shares of common stock at $1.05 per share.  Under the closing, one institutional investor also received warrants to buy an additional 5,644,443 shares of common stock for an aggregate exercise price of $7 million cash. Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NasdaqGM: RODM), acted as the exclusive placement agent for this transaction. The Company has 60,716,133 shares outstanding following the completion of the offering.

The Company's press release dated June 5, 2009 relating to such closing is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated June 8, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer

Date:   June 8, 2009

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 8, 2009.